Exhibit 99.1

News Release

Contact:

Curtis Garner

Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com

Otelco Announces Resignation of Director

ONEONTA, Alabama (February 2, 2005) – Otelco Inc. (AMEX: OTT; TSX: OTT.un)  today announced that Patricia L. Higgins resigned as a director of Otelco due to personal time constraints that conflicted with her duties as a director.  Otelco is conducting a search for a new director to fill the vacant board seat.

ABOUT OTELCO

Otelco Inc., headquartered in Oneonta, Alabama, is the sole wireline telephone services provider in several rural communities in Alabama and Missouri. The Company’s services include local telephone, network access, long distance, high-speed and dial-up Internet access, cable television and other telephone related services. With more than 36,000 access lines, cable modems and digital subscriber lines, which are collectively referred to as access line equivalents, Otelco is among the top 50 largest local exchange carriers in the United States based on number of access line equivalents. Otelco operates five incumbent telephone companies serving rural markets, or rural local exchange carriers, each of which can trace its history as a local telecommunications provider as far back as the early 1900s.  For more information, visit the Company’s web site at www.otelco.net.

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